Exhibit 99.1

MEDIA CONTACTS:

Charlyn Lusk

clusk@stantonprm.com

646-502-3549

FOR IMMEDIATE RELEASE

EDGAR Online and UBmatrix to Merge, Creating Global XBRL Leader

Combination Creates a Single Source for Software, Filing Services and Data that Delivers

Financial Transparency for Issuers, Regulators and Investors

NEW YORK, NY and REDWOOD CITY, CA. – June 24, 2010 – EDGAR® Online, Inc. (NASDAQ: EDGR) and UBmatrix, Inc. today announced the signing of a definitive merger agreement that would create the first global end-to-end provider of solutions for the creation, validation and analysis of XBRL (eXtensible Business Reporting Language) content. UBmatrix is one of the original inventors of the XBRL financial standard, which is being mandated worldwide by many regulators to improve the transparency and efficiency of business reporting.

The merger would combine EDGAR Online’s position as the leading provider of U.S. Securities and Exchange Commission (SEC) public company XBRL filings and XBRL data, and UBmatrix’s experience as the leading XBRL software provider to independent software vendors and major U.S. and international regulators. The combined entity will be strongly positioned to provide global markets with XBRL based transparency solutions from issuers to regulators to investors.

The merger will be an all equity transaction with the issuance by EDGAR Online of preferred and common shares equal to approximately 16% of the Company’s common stock on a fully diluted basis, subject to post-closing adjustments. Currently UBmatrix has $1.8 million of cash on its balance sheet, and will be required to satisfy all indebtedness by the closing. In addition to the merger consideration, current UBmatrix shareholders have agreed to invest an additional $2 million in cash into the Company through the purchase of additional EDGAR Online preferred shares (convertible into 1,381,088 common shares of EDGAR Online as of January 28, 2015).

Executive Comments

“We are proud to announce this strategic merger. UBmatrix is the leader in XBRL software and is relied upon by some of the largest regulators and software companies in the world. EDGAR Online is a world leader in

XBRL filing services and data used by some of the largest issuers and investment firms in the world. The new company will be strongly positioned as a global leader in XBRL software, services and data,” said Philip Moyer, President and CEO of EDGAR Online. “We expect this combination of businesses, brands and intellectual capital will allow us to expand the set of solutions we can offer to customers and partners in this rapidly growing market.”

“Creating a single comprehensive source for XBRL solutions in support of financial transparency will accelerate the market for this information exchange standard,” said Sunir Kapoor, President and CEO of UBmatrix, which is a privately held company headquartered in Redwood City, California. “Just as important, we believe that we will have the broadest and strongest network of partners in the industry. We expect this to ease adoption of the XBRL standard for organizations across the global financial information supply chain - from corporate filers and regulators to financial data providers and investors.”

Kapoor to Remain President of UBmatrix; Schuler to Join Board of EDGAR Online

Under the terms of the agreement, UBmatrix will become a wholly-owned subsidiary of EDGAR Online. It is expected to initially operate as a standalone unit of the combined company, using its existing brand and under the leadership of Kapoor, who will serve as President of the unit. Barry Schuler, a director on the board of UBmatrix and former chairman and CEO of America Online Inc., will join the board of EDGAR Online at closing.

When the merger becomes effective, the shareholders of UBmatrix will be entitled to receive an initial payment of approximately 74,379 shares of EDGAR Online Series C Preferred Stock (initially convertible into 5,129,573 shares of common stock) and 2,685,088 shares of EDGAR Online Common Stock in consideration for the merger, a portion of which shares of common stock will be issued to employees of UBmatrix. Approximately 1,622,042 shares of EDGAR Online Common Stock will be paid into escrow to secure the post-closing indemnification obligations of the UBmatrix stockholders. Through January 28, 2015, Series C Preferred Stock issued in the merger is expected to receive paid-in-kind dividends that will result in it being convertible into an additional 2,998,957 shares of EDGAR Online common stock. In connection with the merger agreement and simultaneously with the closing, the UBmatrix shareholders will purchase an additional $2 million worth of Series C Preferred Stock with cash (initially convertible into 871,546 shares of common stock) pursuant to a Stock Purchase Agreement. This Series C Preferred Stock is expected to receive paid-in-kind dividends that will result in it being convertible into an additional 509,542 shares of EDGAR Online common stock.

Since its founding, EDGAR Online has transformed itself from a provider of U.S. SEC EDGAR documents into the leading provider of XBRL filing services, data and analytical tools, and has produced over 37% of all mandated XBRL filings submitted to the SEC to date, without a single restatement. EDGAR Online has also built the only historical XBRL data set in the U.S. market, which is widely used by money managers, ETFs, hedge funds, and corporate analysts.

UBmatrix is a leading provider of a complete portfolio of XBRL-based software solutions for global regulatory organizations and commercial enterprises, including the Federal Deposit Insurance Corporation, Keane Federal Systems under contract to the SEC, Deposit Insurance Corporation of Ontario, Banque de France and Belgian Tax Authority. UBmatrix licenses XBRL software solutions to some of the world’s largest enterprise software vendors including Oracle and SAP. UBmatrix holds the seminal XBRL patent #6,947,947, issued in 2005 and entitled “method for adding metadata to data.”

The definitive merger agreement has been approved by the Boards of Directors of both companies and by the shareholders of UBmatrix. The issuance of the EDGAR Online stock in the merger and certain of the other transactions contemplated by the merger agreement are subject to a vote by the EDGAR Online shareholders. Closing is contingent on this approval as well as other customary closing conditions. If the agreement is approved by shareholders, it is anticipated that the merger will be consummated in the third quarter of 2010.

Conference Call Details

EDGAR Online will host a conference call to discuss this announcement at 12:00 p.m. Eastern Time today. EDGAR Online’s President and CEO, Philip Moyer, will host the call along with Sunir Kapoor, President and CEO of UBmatrix. To participate, please dial 877-407-8031 (Domestic) or 201-689-8031 (International).

The call will also be broadcast simultaneously and archived on the Internet at: http://www.edgar-online.com/investor/.

About XBRL

XBRL is a language for the electronic communication of business and financial data which is revolutionizing business reporting around the world. In 2009, the SEC mandated that public companies submit XBRL documents to the SEC along with their quarterly, annual, and other public filings over a three-year phase-in period. The US FDIC has been collecting reports in XBRL since 2005. The HM Revenue and Customs (HMRC) has mandated that all companies submit their annual tax filings in XBRL to the HMRC beginning in April 2011. In addition, banking, financial and tax regulators in Australia, China, France, Germany, Japan, and other countries across the globe are adopting XBRL as a regulatory standard as it improves the efficiency and transparency regulatory compliance.

About EDGAR® Online, Inc.

EDGAR Online, Inc. (www.edgar-online.com) (NASDAQ: EDGR) is a leader in the distribution of company data and public filings for equities, mutual funds and a variety of other publicly traded assets. The company delivers its information products via online subscriptions and data licenses directly to end-users, embedded in other web sites and through a variety of redistributors. EDGAR Online has also developed proprietary automated systems that allow for the rapid conversion of data and is a pioneer and leader in XBRL. The company uses its automated processing platform and its expertise in XBRL to produce both datasets and tools and to assist organizations with the creation, management and distribution of XBRL financial reports.

About UBmatrix

UBmatrix, Inc. (www.ubmatrix.com) is the leading provider of XBRL-based software solutions for global organizations and enterprises, enabling them to more efficiently and effectively address the challenges of business and financial information management, Governance, Risk and Compliance and external reporting. UBmatrix markets through an extensive network of OEM partners, including Oracle, SAP, Information Builders, and Wolters Kluwer, and implementation partners including Aguilonius Consulting, CapGemini, Ciber, CSC, Deloitte, INMAN, Kolon-Benit, NTT Data, and Umanis. Users of UBmatrix solutions include the FDIC, Banque de France, and Keane Federal Systems under contract to the U.S. Securities and Exchange Commission. UBmatrix XBRL solutions increase operational efficiency and financial transparency, and ensure reporting accuracy and regulatory compliance. UBmatrix is based in Silicon Valley with development centers in Bellevue, WA, and New Delhi, India.

Additional Information

In connection with the proposed issuances of EDGAR Online stock in the above-described transactions, EDGAR Online will file with the SEC a proxy statement. EDGAR Online will mail the proxy statement to its stockholders. EDGAR Online urges investors and security holders to read the proxy statement regarding the proposed issuances when it becomes available because it will contain important information. You may obtain copies of all documents filed with the SEC regarding these transactions, free of charge, at the SEC’s web site (www.sec.gov). You may also obtain these documents free from EDGAR Online at www.edgar-online.com, or by contacting the EDGAR Online Investor Relations Department at (203) 852-5660.

EDGAR Online and its directors, executive officers and certain other members of management and employees may be soliciting proxies from EDGAR Online stockholders in favor of the stock issuances. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the EDGAR Online stockholders in connection with the proposed stock issuances will be set forth in the proxy statement when it is filed with the SEC. You can find information about EDGAR Online’s executive officers and directors in the proxy statement for EDGAR Online’s 2009 annual meeting of stockholders, filed with the SEC on April 27, 2009, and in its Current Report on Form 8-K, filed with the SEC on January 29, 2010. Free copies of these documents may be obtained from EDGAR Online as described above.

Use of Forward-Looking Statements

Forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 may be included in this press release. These statements relate to future events and/or our future financial performance and include, without limitation, statements regarding our future growth prospects, future demand for our XBRL business, future innovations in our data and solutions and subscriptions business, the integration of UBmatrix into our business and the approval by our shareholders of certain transactions contemplated by the merger agreement. These statements are only predictions and may differ materially from actual future events or results. EDGAR Online, Inc. disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. Please refer to the documents filed by EDGAR Online, Inc. with the SEC, which identify important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks associated with our ability to (i) increase revenues, (ii) obtain profitability, (iii) obtain additional financing, (iv) changes in general economic and business conditions (including in the online business and financial information industry), (v) actions of our competitors, (vi) the extent to which we are able to develop new services and markets for our services, (vii) the time and expense involved in such development activities, (viii) risks in connection with acquisitions, (ix) the level of demand and market acceptance of our services, (x) changes in our business strategies and (xi) risks relating to the merger with UBmatrix, Inc. and the integration of its business into ours.

EDGAR® is a federally registered trademark of the U.S. Securities and Exchange Commission. EDGAR Online is not affiliated with or approved by the U.S. Securities and Exchange Commission.

# # #